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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): January 18, 2002
                                                         ----------------

                          ATLAS PIPELINE PARTNERS, L.P.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

     Delaware                       1-14998                      23-3011077
     --------                       -------                      ----------
(State of incorporation           (Commission                 (I.R.S. Employer
or organization)                  File Number)               Identification No.)


               311 Rouser Road, Moon Township, Pennsylvania 15108
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               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (412) 262-2830
                                                           --------------


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Item 5. Other Events.
        ------------

         On January 18, 2002, Atlas Pipeline Partners, L.P., Atlas Pipeline Partners GP, LLC, its general partner, and Resource America, Inc., the original sponsor of Atlas Pipeline Partners and corporate parent of its general partner, entered into an agreement to acquire all of the outstanding membership interests of Triton Coal Company, LLC from Vulcan Intermediary, L.L.C. and New Vulcan Coal Holdings, L.L.C. in exchange for approximately 7.1 million of Atlas Pipeline Partner's common units, approximately 4.1 million subordinated units and 18.0 million deferred participation units. In addition, at closing Vulcan Intermediary and New Vulcan Coal Holdings will contribute approximately $6.0 million in cash to Atlas Pipeline Partners, which will be distributed to Atlas Pipeline Partners' common unit holders as a one-time special distribution of $3.70 per outstanding publicly-held common unit.

         In connection with this transaction, Resource America's 1.64 million subordinated units of Atlas Pipeline Partners will convert into 1.48 million common units, which will constitute 14.5% of Atlas Pipeline Partners' common units, 10.4% of the common and subordinated units in the aggregate, and 4.6% of the common units and subordinated units in the aggregate if all of the deferred participation units convert into subordinated units. Resource America's as-converted common units will not participate in the $3.70 one-time special distribution.

         Concurrently, subsidiaries of Resource America entered into an agreement to sell all of the outstanding membership interests in Atlas Pipeline Partners' general partner to New Vulcan Coal Holdings for $29.0 million in cash.

         The subordinated units and deferred participation units issued by Atlas Pipeline Partners to Vulcan Intermediary and New Vulcan Coal Holdings will be newly created classes of securities. The subordinated units (including those into which the deferred participation units may convert) are similar to Atlas Pipeline Partners' currently outstanding subordinated units and will convert into common units on a one-for-one basis when distributions of available cash by Atlas Pipeline Partners reach specified thresholds. The deferred participation units will convert into subordinated units on a one-for-one basis, in four equal tranches, when distributions of available cash by Atlas Pipeline Partners reach other specified thresholds. No more than one tranche may vest in any four-quarter period. The first tranche will vest no earlier than June or September 2003, depending upon the closing date for the acquisition.

         In addition, at closing, among other things:

         o the obligation of Atlas Pipeline Partners' general partner to contribute capital to Atlas Pipeline Partners in the event the partnership does not have sufficient available cash to pay the minimum quarterly distribution will terminate effective as of the closing, rather than as of February 2, 2003;

         o the Master Natural Gas Gathering Agreement and the Omnibus Agreement among Atlas Pipeline Partners, its operating subsidiary partnership and certain energy subsidiaries of Resource America will be consolidated and amended to:

           o require Atlas America, Inc., a wholly-owned Resource America subsidiary, to operate Atlas Pipeline Partners' gas gathering system, for which:
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             | | it will be paid a fee of $0.12/mcf transported, subject to
                 adjustment for Consumer Price Index increases;

             | | it will be reimbursed for certain general and administrative expenses at Atlas America's cost plus 10%; and

             | | it will be reimbursed, at cost, for certain third party
                 services;

           o require Atlas America to drill and connect 500 new wells to the gathering system after January 1, 2002 and by March 15, 2005, 175 of which must be drilled and connected by March 15, 2003;

           o limit the transportation fee payable to Atlas Pipeline Partners by Resource America and its affiliates, including its energy partnerships, to $0.80/mcf, subject to adjustment for Consumer Price Index increases; and

           o terminate Atlas America's obligation to provide stand-by construction financing to Atlas Pipeline Partners;

         o Atlas Pipeline Partners' agreement of limited partnership and the limited partnership agreement of its operating subsidiary partnership will be amended to reflect the terms of the transaction;

         o Atlas Pipeline Partners' name will change to "Atlas Natural Resources, L.P"; and

         o Atlas Pipeline Partners will enter into an agreement granting registration rights to Vulcan Intermediary, New Vulcan Coal Holdings and Resource America and certain of Resource America's subsidiaries.

         Completion of the transaction is subject to a number of conditions, including:

         o receipt by Triton Coal Company and/or Atlas Pipeline Partners of at least $225 million of bank financing to repay outstanding indebtedness and pay transaction expenses;

         o approval of the transaction by Atlas Pipeline Partners' common and subordinated unitholders (Resource America, which owns all of the outstanding subordinated units, has agreed to vote its units in favor of the transaction); and

         o completion of the sale of Atlas Pipeline Partners' general partner.

In addition, the acquisition agreement may be terminated if the transaction is not consummated by May 15, 2002, subject to an extension to June 30, 2002 in certain circumstances.

         Triton Coal Company owns and operates two surface coal mines located in the southern Powder River Basin near Gillette, Wyoming that produce annually approximately 43 million tons of environmentally compliant and super-compliant, sub-bituminous coal for use by electric utilities. The two Triton mines control combined reserves of over 770 million saleable tons of coal which Triton currently supplies to approximately 30 customers under both long-term contracts and short-term spot market arrangements.

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Item 7. Financial Statements and Exhibits
        ---------------------------------
   (c)  Exhibits
        2 Contribution Agreement among Vulcan Intermediary, L.L.C., New Vulcan Coal Holding, L.L.C., Atlas Pipeline Partners GP, LLC, Atlas Pipeline Partners, L.P. and Resource America, Inc.

                 Exhibits:
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                 A: Form of Second Amended and Restated Agreement of Limited
                 Partnership of Atlas Natural Resources, L.P.

                 B: Form of Registration Rights Agreement

                 C: Form of Amended and Restated Master Natural Gas Gathering Agreement

                 D: Form of Second Amended and Restated Agreement of Limited Partnership of Atlas Natural Resources Operating Partnership, L.P.

        99.1 Purchase Agreement among New Vulcan Coal Holdings, L.L.C., AIC, Inc., Viking Resources Corporation, Resource Energy, Inc., Atlas Energy Group, Inc., Atlas Resources, Inc. and REI-NY, Inc.

        99.2     Press Release dated January 18, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ATLAS PIPELINE PARTNERS, L.P.

                                          By: Atlas Pipeline Partners GP, LLC
                                              Its General Partner
Date:  January 22, 2002
                                          By: /s/ Michael L. Staines
                                              ----------------------------------
                                          Michael L. Staines, President,
                                          Chief Operating Officer and Secretary